Exhibit 3.1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Jin Jie Corp
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Business Filings Incorporated
Name
		6100 Neil Road, Suite 500,				Reno	Nevada	89511
		(MANDATORY) Physical Street Address				City		Zip Code

		(OPTIONAL) Mailing Address				City	State	Zip Code
3.	Shares: (number of shares corporation is authorized to issue)	Number of shares with par vaue:	50,000,000	Par value per share:	$0.001	Number of shares without par value:
4.	Names & Adresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees)	1. Ka Lai Lai
Name
		409 - 4th Floor Tusi King House, choi Hung Estate				Hong Kong	Hong Kong	0
Street Address
		2. Wei Xiang Zeng				City	State	ZIp Code
Name
		409 - 4th Floor Tusi King House, Choi Hung Estate				Hong Kong	Hong Kong	0
		Street Address				City	State	Zip Code
3.
Name
		Street Address				City	State	Zip Code
5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
All lawful business
6.	Name Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	The Nevada Company, Terese Coulthard, Asst. Sec.				X
		Name				Signature
		8025 Excelsior Drive, Suite 200 Address				Madison City	WI State	53717 Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
X
		Authorized Signature of R. A. or On Behalf of R. A. Company				July 16, 2007 Date

This form must be accompanied by appropriate fees.	[ILLEGIBLE]